Exhibit 99.1

Alico, Inc. Announces Commencement of an Issuer Offer to Purchase Up to $19,999,990 of its Common Stock

FORT MYERS, Fla., September 5, 2018 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO) announced today the commencement of an issuer offer (the “Tender Offer”) to purchase up to $19,999,990 in value of shares of its common stock at a purchase price of $34.00 per share. The closing price of the common stock on NASDAQ on September 4, 2018, the last trading day prior to today’s announcement, was $32.35 per share. The maximum number of shares proposed to be purchased in the Tender Offer represents approximately 7.17% of Alico’s outstanding common stock. The Company expects to fund the purchase of shares in the Tender Offer with available cash.

Alico's largest shareholders, 734 Investors, LLC and 734 Agriculture, LLC, which are affiliates of Messrs. George Brokaw and Remy W. Trafelet, Alico's Executive Vice Chairman and Chief Executive Officer, respectively, have informed the Company that they intend to participate in the Tender Offer. In the event all of their tendered shares are not purchased, such investors may seek to privately negotiate the repurchase of a portion of their common stock by the Company following the completion of this Offer to help fund a one-time debt obligation. Any privately-negotiated repurchase of any common stock held by 734 Investors, LLC and 734 Agriculture, LLC following the completion of this Offer may occur on terms more or less favorable than the Tender Offer, or at a per share price greater or less than the Purchase Price. There is no agreement between these shareholders and the Company related to such shares.

Alico has retained Stephens Inc. as the Dealer Manager, Computershare Inc. as the Depositary, and Laurel Hill Advisory Group, LLC, as the Information Agent for the Tender Offer. Copies of the Offer to Purchase, Letter of Transmittal and related documents are being mailed to shareholders of record and also will be made available for distribution to beneficial owners of Alico’s common stock. For questions and information regarding the Tender Offer, please call the Information Agent toll-free at 1-844-302-2265.

None of Alico, its Board of Directors, the Dealer Manager, the Information Agent or the Depositary for the Tender Offer has made or will make any recommendations to shareholders as to whether to tender or refrain from tendering their shares in the tender offer. Shareholders must make their own decision as to how many shares they will tender, if any. In so doing, shareholders should read and evaluate carefully the information in the Offer to Purchase, Letter of Transmittal and related documents.

Important information regarding the anticipated Tender Offer

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Alico, Inc. common stock. The Tender Offer described in this press release has not yet commenced, and there can be no assurances that the Company will commence the Tender Offer on the terms described in this press release or at all. The Tender Offer is being made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials that Alico anticipates distributing to its shareholders and filing with the Securities and Exchange Commission (the “SEC”). Shareholders and investors should read carefully the Schedule TO, Offer to Purchase, Letter of Transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Tender Offer, as well as any amendments or supplements to the Schedule TO when they become available. Shareholders and investors may obtain a free copy of the Tender Offer statement on Schedule TO, Offer to Purchase, Letter of Transmittal and other documents that Alico anticipates filing with the SEC at the SEC’s website at www.sec.gov or by calling 1-800-SEC-0330, the Information Agent for the Tender Offer, toll-free at 1-844-302-2265.

About Alico

Alico, Inc. is a holding company with assets and related operations in agriculture and environmental resources, including citrus, wildlife management, and water management. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship.

Forward‐Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “plans,” “expect,” “may,” ”anticipate,” “intend,” “should be,” “will be” “is likely to,” “believes,” and similar expressions referring to future periods. Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; market and pricing risks due to concentrated ownership of stock; the Company's receipt of future funding from the state of Florida in connection with water retention projects; any Federal relief received in the future by the Company in connection with Hurricane Irma; any reduction in the public float resulting from the Tender Offer or any subsequent repurchases of common stock by the Company; recent changes in the Equity Plan awards to Employees; continuation of the Company's dividend policy; expressed desire of certain of our shareholders to liquidate their shareholdings or sales of the common stock by affiliates of the Company of this Tender Offer or in future transactions; political changes and economic crises; competitive actions by other companies; changes in dividends; increased competition from international companies; changes in environmental regulations and their impact on farming practices; the land ownership policies of governments, changes in government farm programs and policies, international reaction to such programs, changes in pricing calculations with our customers; fluctuations in the value of the U. S. dollar, interest rates, inflation and deflation rates; changes in and effects of crop insurance programs, global trade agreements, trade restrictions and tariffs; soil conditions, harvest yields, prices for commodities, and crop production expenses; and any future change to the Company's current status as a Controlled Company under NASDAQ listing requirements. Other risks and uncertainties include those concerning the commencement and completion of the Tender Offer, as well as those that are described in Alico's SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226‐2000
JKiernan@alicoinc.com